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Exhibit 3.1

SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

OF

GLOBAL GEOPHYSICAL SERVICES, INC.

        The present name of the corporation is Global Geophysical Services, Inc. The corporation was incorporated under the name of Global Geophysical Services, Inc. by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on June 18th, 2003, amended by the Amended and Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on January 25, 2005. This Second Amended and Restated Certificate of Incorporation amends, restates and integrates the provisions of the corporation's Amended and Restated Certificate of Incorporation as heretofore amended and supplemented. This Second Amended and Restated Certificate of Incorporation (this "Certificate") has been duly approved by the board of directors and the stockholders of the corporation in accordance with the provisions of Articles 242 and 245 of the General Corporation Law of the State of Delaware ("DGCL") and, effective as of            , hereby amends, restates and integrates the provisions of the corporation's Amended and Restated Certificate of Incorporation, to read in its entirety as follows:

ARTICLE I
Name

The name of the Corporation is Global Geophysical Services, Inc. (herein the "Corporation").

ARTICLE II
Registered Office and Agent

The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III
Powers

The purpose for which the Corporation is organized is to transact all lawful business for which corporations may be incorporated pursuant to the laws of the State of Delaware. The Corporation shall have all the powers of a corporation organized under the General Corporation Law of the State of Delaware.

ARTICLE IV
Term

The Corporation is to have perpetual existence.

ARTICLE V
Capital Stock

The aggregate number of shares of all classes of capital stock which the Corporation has authority to issue is 125,000,000, divided into (i) 100,000,000 shares of common stock, par value of $.01 per share ("Common Stock"), and (ii) 25,000,000 shares of preferred stock, par value of $.0l per share ("Preferred Stock").

The shares may be issued by the Corporation from time to time as approved by the board of directors of the Corporation without the approval of the stockholders except as otherwise provided in this Article V or the rules of a national securities exchange, if applicable. The consideration for the issuance of the shares shall be paid to or received by the Corporation in full before their issuance and shall not be less than the par value per share. The consideration for the issuance of the shares shall be cash, services rendered, personal property (tangible or intangible), real property, leases of real property or any combination of the foregoing. In the absence of actual fraud in the transaction, the judgment of the board of directors as to the value of such consideration shall be conclusive. Upon payment of such consideration such shares shall be deemed to be fully paid and non-assessable. In the case of a stock dividend, the part of the surplus of the Corporation which is transferred to stated capital upon the issuance of shares as a stock dividend shall be deemed to be the consideration for that issuance.

A description of the different classes and series (if any) of the Corporation's capital stock, and a statement of the relative powers, designations, preferences and rights of the shares of each class and series (if any) of capital stock, and the qualifications, limitations or restrictions thereof, are as follows:

        A.    Common Stock.    Subject to the provisions of this Certificate, each share of Common Stock shall entitle the holder thereof to one (1) vote on any matter submitted to a vote at a meeting of stockholders. Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class or series of stock having preference over the Common Stock as to the payment of dividends, the full amount of dividends and sinking fund or retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the Common Stock, then dividends may be paid on a pro rata basis on shares of the Common Stock of any class, and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends, but only when and as declared by the board of directors of the Corporation.

In the event of any liquidation, dissolution or winding up of the Corporation, after there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class having preference over the Common Stock in any such event, the full preferential amounts to which they are respectively entitled, the holders of the Common Stock and of any class or series of stock entitled to participate therewith, in whole or in part, as to distribution of assets shall be entitled, after payment or provision for payment of all debts and liabilities of the Corporation, to receive the remaining assets of the Corporation available for distribution, in cash or in kind.

        B.    Preferred Stock.    Except as provided in this Certificate, the board of directors of the Corporation is authorized, by resolution or resolutions from time to time adopted, to provide for the issuance of Preferred Stock in series and to fix and state the powers, designations, preferences and relative, participating, optional or other special rights of the shares of each such series, and the qualifications, limitations or restrictions thereof, including, but not limited to determination of any of the following:

        (1)   the distinctive serial designation and the number of shares constituting such series;

        (2)   the rights in respect of dividends, if any, to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends, and the participating or other special rights, if any, with respect to dividends;

        (3)   the voting powers, full or limited, if any, of the shares of such series;

        (4)   whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions upon which such shares may be redeemed;

        (5)   the amount or amounts payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

        (6)   whether the shares of such series shall be entitled to the benefits of a sinking or retirement fund to be applied to the purchase or redemption of such shares and, if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such funds;

        (7)   whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation and, if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

        (8)   the subscription or purchase price and form of consideration for which the shares of such series shall be issued; and

        (9)   whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial preferred stock.

Each share of each series of serial preferred stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of the Corporation of the same series, except the times from which dividends on shares which may be issued from time to time of any such series may begin to accrue.

ARTICLE VI
Preemptive Rights

Except as may be set forth in a contract or other agreement and approved by not less than 75% of the directors of the Corporation then in office and except as may be provided under Section B of Article V hereof and approved by not less than 75% of the directors of the Corporation then in office, no holder of any of the shares of any class or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series, or any unissued bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock or carrying any right to purchase stock. Securities of the Corporation may be issued pursuant to resolution of the board of directors of the Corporation to such persons, firms, corporations, or associations, whether or not holders thereof, and upon such terms as may be deemed advisable by the board of directors in the exercise of its sole discretion.

ARTICLE VII
Repurchase of Shares

The Corporation may from time to time, pursuant to authorization by the board of directors of the Corporation and without action by the stockholders purchase or otherwise acquire shares of any class, bonds, debentures, notes, warrants, obligations, evidences of indebtedness, or other securities of the Corporation in such manner, upon such terms, and in such amounts as the board of directors shall determine; subject, however, to such limitations or restrictions, if any, as are contained in the express terms of any class of shares of the Corporation outstanding at the time of the purchase or acquisition in question or as are imposed by law.

ARTICLE VIII
Meetings of Stockholders; Cumulative Voting

        A.    No action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting unless the action to be effected by written consent of stockholders and the taking of such action by such written consent have expressly been approved in advance by the board of directors of the Corporation.

        B.    Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the board of directors of the Corporation, or by a committee of the board of directors which has been duly designated by the board of directors and whose powers and authorities, as provided in a resolution of the board of directors or in the bylaws of the Corporation, include the power and authority to call such meetings, but such special meetings may not be called by another person or persons.

        C.    There shall be no cumulative voting by stockholders of shares of any class or series in the election of directors of the Corporation.

        D.    Meetings of stockholders may be held at such place as the bylaws may provide.

        E.    Except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate (including any certificate of designation filed with respect to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to this Certificate (including any certificate of designation filed with respect to any series of Preferred Stock).

ARTICLE IX
Directors

        A.    The number of directors that constitutes the entire board of directors of the Corporation shall be determined in the manner set forth in the Bylaws of the Corporation. At each annual meeting of stockholders, directors of the Corporation shall be elected to hold office until the expiration of the term for which they are elected and until their successors have been duly elected and qualified; except that if any such election shall not be so held, such election shall take place at a stockholders' meeting called and held in accordance with the DGCL.

        The directors of the Corporation shall be divided into three classes as nearly equal in size as is practicable, hereby designated Class I, Class II and Class III. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the board of directors. At the first annual meeting of stockholders following the date hereof, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the date hereof, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the date hereof, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting. If the number of directors is changed, any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as is practicable, provided that no decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director.

        B.    The board of directors shall have the power to repeal, amend or modify the existing Bylaws of the Corporation and to adopt new Bylaws without obtaining prior approval by the stockholders.

ARTICLE X
Indemnification

Any person who was or is a party or is or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative

(whether or not by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, incorporator, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, incorporator, employee, partner, trustee, or agent of another corporation, partnership, joint venture, trust, or other enterprise (including an employee benefit plan) shall be entitled to be indemnified by the Corporation, and the Corporation is authorized to indemnify such person or persons, to the fullest extent permitted by law, including without limitation, against expenses (including counsel fees and disbursements), judgments, fines, excise taxes assessed on a person with respect to an employee benefit plan, and amounts paid in settlement incurred by him in connection with such action, suit, or proceeding. Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Article X. Such right of indemnification shall continue as to a person who has ceased to be a director, officer, incorporator, employee, partner, trustee, or agent and shall inure to the benefit of the heirs and personal representatives of such person. The indemnification provided by this Article X shall not be deemed exclusive of any other rights which may be provided now or in the future under any provision currently in effect or hereafter adopted of the bylaws, by any agreement, by vote of stockholders, by resolution of disinterested directors, by provisions of law or otherwise. Any amendment, repeal or modification of the foregoing provisions ot this Article X shall not adversely affect any right or protection of any person, existing at the time of, or prior to, such amendment, repeal or modification.

ARTICLE XI
Limitations on Directors' Liability

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except: (A) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (B) for acts or omissions that are not in good faith or that involve intentional misconduct or a knowing violation of law; (C) under Section 174 of the DGCL; or (D) for any transaction from which the director derived any improper personal benefit. If the DGCL is amended after the date of filing of this Certificate to further eliminate or limit the personal liability of directors, then the liability of a director of the Corporation shall be so limited or limited to the fullest extent permitted by the DGCL, as so amended.

        IN WITNESS WHEREOF, the undersigned has executed this Second Amended and Restated Certificate of Incorporation this    day of            , 200    .

GLOBAL GEOPHYSICAL SERVICES, INC.

By:
Richard A. Degner President and Chief Executive Officer

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  Exhibit 3.1